Fourth Quarter Fiscal 2020 Earnings Supplemental Slides August 5, 2020 Exhibit 99.2

This presentation contains forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Forward-looking statements give our current expectations and projections relating to our financial condition, results of operations, plans, objectives, future performance and business, including our expectations regarding the potential impacts on our business of the COVID-19 pandemic and can be identified by the fact that they do not relate strictly to historical or current facts. Such forward-looking statements may include words such as ”expect,” “anticipate,” “intend,” “believe,” “estimate,” “plan,” “target,” “strategy,” “continue,” “may,” “will,” “should,” variations of such words, or other words and terms of similar meaning. All forward-looking statements reflect our best judgment and are based on several factors relating to our operations and business environment, all of which are difficult to predict and many of which are beyond our control. Such factors include, but are not limited to: the risk that our business, results of operations and financial condition and prospects may be materially and adversely affected by the COVID-19 pandemic and that significant uncertainties remain related to the impact of COVID-19 on our business operations and future results, including our fourth quarter fiscal 2020 business outlook; the risks as identified in the “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business” sections of our Annual Report on Form 10-K for the fiscal year ended June 29, 2019 (including that the impact of the COVID-19 pandemic may also exacerbate the risks discussed therein); and other risks as identified from time to time in our Securities and Exchange Commission reports. Forward-looking statements are based on information available to us on the date hereof, and we do not have, and expressly disclaim, any obligation to publicly release any updates or any changes in our expectations, or any change in events, conditions, or circumstances on which any forward-looking statement is based. Our actual results and the timing of certain events could differ materially from the forward-looking statements. These forward-looking statements do not reflect the potential impact of any mergers, acquisitions, or other business combinations that had not been completed as of the date of this presentation. Safe Harbor Statement

Q4FY20 Highlights Financial Highlights Revenue above midpoint of guidance range Non-GAAP gross margin at the high-end of guidance range Highest non-GAAP gross margins in more than five years; four sequential quarters of gross margin improvement Non-GAAP OPEX spend was below the low-end of guidance range Record high GAAP and non-GAAP earnings per share for fiscal year 2020 $53 million cash flow generated from operations Cash of $763 million on the balance sheet Includes cash received from mobile LCD TDDI divestiture on April 16, 2020 of approximately $139 million and the addition of $100 million from revolver draw on April 2, 2020 Recent Business Highlights Completed divestiture of mobile LCD TDDI Business for $120 million plus payment of approximately $19 million for closing inventory In July, announced and completed the acquisition of the rights to Broadcom’s wireless IoT connectivity business and DisplayLink Announced Cayenne, the industry’s most advanced video interface ICs for docking stations and protocol converters See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Q4FY20 Financial Results See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures Year over Year Q1’19 Actual Q1’18 Actual Delta $ Delta %

Q4FY19 and Q4FY20 Results vs Q4FY20 Guidance See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

Fourth Quarter Fiscal 2020 Cash & Debt Debt amounts presented above are as of the end of each quarter presented and represent the balances due to third parties and exclude discount & debt issuance cost adjustments as presented on our balance sheet. $ Millions

Fourth Quarter Fiscal 2020 Balance Sheet Balances are as of the end of each quarter presented Debt, net balance reflects debt net of discount and debt issuance costs

First Quarter Fiscal 2021 Guidance See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures

First Quarter Fiscal 2021 Guidance (cont’d) *Core business is the business excluding the Broadcom and DisplayLink transactions. **We are unable to provide a reconciliation of these forward-looking non-GAAP financial measures to their respective comparable GAAP financial measures because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount or timing of certain adjustments (including purchase price accounting and related charges associated with the acquisition of DisplayLink Corporation and the acquisition of assets and manufacturing right associated with the wireless IoT connectivity business of Broadcom) that are used to reconcile to these non-GAAP financial measures. These adjustments are currently uncertain or unknown, depend on various factors that are beyond our control, and could have a material impact on, in each case, the most directly comparable GAAP financial measure.

Revenue Trend $ Millions Mid-Point Guidance

Non-GAAP Net Income & EPS Fiscal Quarter Trend See the tables at the end of this presentation for a reconciliation of GAAP results to non-GAAP financial measures and see slide 9 footnote for Q1’21 disclosure Mid-Point Guidance

GAAP to Non-GAAP Reconciliation Tables

GAAP to Non-GAAP Reconciliation Tables - continued

We are unable to provide a reconciliation for forward-looking non-GAAP financial measures to their respective comparable GAAP financial measures because, without unreasonable efforts, we are unable to predict with reasonable certainty the amount or timing of certain adjustments (including purchase price accounting and related charges associated with the acquisition of DisplayLink Corporation and the acquisition of assets and manufacturing right associated with the wireless IoT connectivity business of Broadcom) that are used to reconcile to these non-GAAP financial measures. These adjustments are currently uncertain or unknown, depend on various factors that are beyond our control, and could have a material impact on, in each case, the most directly comparable GAAP financial measure. GAAP to Non-GAAP Reconciliation